UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2010

Tiger Oil and Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7230 Indian Creek Ln. Ste. 201 Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 839-4029

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

Utec, Inc. formed Tiger Oil and Energy, Inc. as a wholly owned subsidiary on August 20, 2010.   Tiger Oil and Energy, Inc. had no operations, business plan or activity of any kind.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On September 28, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.    The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.   The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On September 28, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.    The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.   The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

Over the past year we’ve structured an oil and gas exploration project located in the mid-upper region of Montana where there is a sizeable amount of oil. The Bakkan formation is on the property, with focus on Three Forks and Nisku that is prevalent from Montana throughout the Dakotas – there are up to 8 payzones. The Energy Department forecasts a 1.8 percent increase in 2010 to as much as 4.3 billion barrels of recoverable oil in North Dakota and Montana.

Tiger Oil and Energy, Inc. Business

The objective is to acquire the lease and drill wells on 37,000 acres of prolific, oil producing land that covers a 1000 square-mile area called the Kevin-Sunburst Dome. Of the 37,000 acres, 25,000 have 3D seismic (12,000 will have seismic completed next few years). The Kevin Dome produced over 130 million barrels of oil and 150 billion cf gas. Depth will not have to exceed 3200 feet, with ability to drill both vertical and horizontal wells. We believe after reviewing multiple opportunities, the property will garner results to which our shareholders will benefit significantly as the company performs.  The geophysicist is calculating 800,000 barrels per 640 acres or 60M / 30Million conservatively - $2Billion @ 70 barrel. Each vertical will cost in the neighborhood of $300,000 and $900,000 per horizontal. There is potential to drill up to 100 vertical wells per 8000 acres (460/$138Million – 230 conservatively/$69M to drill).

The company can also look to farm-out a portion of the land and retain a royalty. There is opportunity to acquire an additional 30,000 acre lease adjacent to the property, and shoot seismic for a cost of approximately $5M.  This could add another 375 wells / 187 wells conservatively - $56M to drill.

Property history: There are currently 16 vertical wells covering approx. 1900 acres with solid results for 20 years (drilled with no seismic and older technology). Eric Johnson consulting with 30 years knowledge of the area has mapped 5 new wells that is ready to drill (4vertical/1horiz) and will work with the company full-time to develop the area.

ADVANTAGES

●	Within a proven, prolific area of production in Montana (Kevin-Sunburst Dome - 1000 sq miles) which has thus far produced over 130 million barrels oil and 150 billion cf gas
●	9 month drill season - easy to navigate open wheat fields
●	Up to 8 Payzones - Targeting Three Forks, Nisku, Lodgepole, and Madison depths range from - 600 – 3200 ft
●	No water flooding - gas dry zones Horizontal drilling candidate
●	Estimated 100 wells per 8000 acres / ability to drill 230 vertical wells conservatively
●	Will use operating and drilling crews with experience in the area
●	Ability to ramp-up production with multiple crews
●	Additional property earmarked for acquisition
- 30,000 acres adjacent to the 37,000 - Lease and seismic will cost approx $5Million
- 10,000 acres available in Thomas County, KS - proven zone – requires seismic
- 10,000 acres available in Ford County, KS - proven zone - requires seismic
- 5,000 acres NE Colorado - 2D + 3D seismic complete

Section 5.06 -Change in Shell Company Status

The Company was a public reporting “shell company,” as defined in Rule 12b-2 of the  Securities  Exchange  Act of 1934,  as amended. It is the determination of management that at the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink and the Company ceased to be a “shell company”.

On July 29, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

The Exchange Agreement contains customary representations, warranties, and conditions to closing. The closing of the Exchange Agreement is subject to the satisfaction of certain pre-closing conditions, including (i) changing the name of the Company to “Tiger Oil and Energy, Inc.,” (ii) the cancellation of all of the 4,650,000 outstanding options that have been granted to the Company’s key employees, consultants, officers and directors pursuant to the Company’s non-qualified stock option plan, and (iii) completion of audited financial statements of Jett Rink, among others.

On August 16, 2010, UTEC, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”), and Bill Herndon, the sole member of Jett Rink, whereby the Exchange Agreement dated July 29, 2010 (the “Exchange Agreement”) was amended by deleting Section 5.03(h) with respect to the Company’s name change to “Tiger Energy, Inc.” as a condition to closing of the Exchange Agreement.

On September 14, 2010, an addendum to the Exchange Agreement was signed to delete Section 5.03(j) from the Exchange Agreement and the Amendment thereto in its entirety.

On September 28, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.    The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.   The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

Over the past year we’ve structured an oil and gas exploration project located in the mid-upper region of Montana where there is a sizeable amount of oil. The Bakkan formation is on the property, with focus on Three Forks and Nisku that is prevalent from Montana throughout the Dakotas – there are up to 8 payzones. The Energy Department forecasts a 1.8 percent increase in 2010 to as much as 4.3 billion barrels of recoverable oil in North Dakota and Montana.

Tiger Oil and Energy, Inc. Risk Factors

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities.  The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Industry

The duration or severity of the current global economic downturn and disruptions in the financial markets, and their impact on us, are uncertain.

The oil and gas industries generally are highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences.  The recent global economic downturn, coupled with the global financial and credit market disruptions, have had a historic negative impact on the oil and gas industry.  These events have contributed to an unprecedented decline in crude oil and natural gas prices, weak end markets, a sharp drop in demand, increased global inventories, and higher costs of borrowing and/or diminished credit availability.  While we believe that the long-term prospects for oil and gas remain bright, we are unable to predict the duration or severity of the current global economic and financial crisis.  There can be no assurance that any actions we may take in response to further deterioration in economic and financial conditions will be sufficient.  A protracted continuation or worsening of the global economic downturn or disruptions in the financial markets could have a material adverse effect on our business, financial condition or results of operations.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history in the oil and gas industry. As such, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects. We may not be able to achieve a similar growth rate in future periods. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. Our success is significantly dependent on meeting business objectives. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable resources or operate on a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We have incurred losses in prior periods and may incur losses in the future.

We have incurred net losses in prior periods. No assurance can be given that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

We will need to obtain additional financing in order to complete our business plan.  Our business plan calls for significant expenses in connection with our exploration activities. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable resources, we will require additional funds in order to begin commercial production.  Obtaining additional financing will be subject to market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to further our operations, implementation of our business plan may fail or be delayed. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our March 31, 2010 financial statements expressed an opinion that the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern and that the ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  These conditions raise substantial doubt about our ability to continue as a going concern.   If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease operation which means any persons purchasing shares will loss their entire investment in our Company.

We may not be able to achieve our financial projections which may have an adverse effect on our business objectives and stock price.

The operating and financial information contained in any projected financial data that may have been furnished to investors have been prepared by management of the Company based upon its goals and objectives for the future performance and various assumptions concerning future phenomena.  In addition, the Company’s projected results are dependent on the successful implementation of management’s business and growth strategies and are based on hypothetical assumptions and events over which the Company has only partial or no control.  While management believes that its goals and objectives are reasonable and achievable, no assurance can be given that they will be realized.  The selection of assumptions underlying the projected information required the exercise of judgment by, and represent the opinions and beliefs of, the Company’s management.  Others may have different opinions and beliefs.  In addition, the projections have not been compiled, reviewed or examined by any independent public accountants and were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or with the guidelines established by the American Institute of Certified Public Accountants regarding projections.  Moreover, the Company’s projections are subject to uncertainty due to the effects that economic, legislative, political or other changes may have on future events.  Changes in the facts or circumstances underlying such assumptions could materially and adversely affect the projections.  To the extent assumed events do not materialize, actual results may vary substantially from the projected results.  As a result, no assurance can be given that the Company will achieve the operating or financial results set forth in its financial projections and, accordingly, investors are cautioned about placing undue reliance thereon.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring viable leases.

The oil and gas industry is intensely competitive.  We compete with numerous individuals and companies, including many major oil and gas companies which have substantially greater technical, financial and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.  We cannot predict if the necessary funds can be raised or that any projected work will be completed.

Oil and gas exploration are highly speculative ventures and it is highly probable that no reserves will be discovered and any funds spent on exploration will be lost.

Drilling for oil and gas involves numerous risks, including the risk that we will not encounter commercially productive oil reservoirs. The wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in those wells. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that crude is present or may be produced economically. The costs of drilling, completing and operating wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors including, but not limited to:

●	unexpected drilling conditions;

●	pressure or irregularities in formations;

●	equipment failures or accidents;

●	mechanical difficulties, such as lost or stuck oil field drilling and service tools;

●	fires, explosions, blowouts and surface cratering;

●	uncontrollable flows of oil and formation water;

●	environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;

●	other adverse weather conditions; and

●	increase in the cost of, or shortages or delays in the availability of, drilling rigs and equipment.

Certain future drilling activities may not be successful and, if unsuccessful, this failure could have an adverse effect on our future results of operations and financial condition. While all drilling, whether developmental or exploratory, involves these risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons.

  Our future operating revenue is dependent upon the performance of our leased properties.

 Our future operating revenue depends upon our ability to profitably operate our existing leased properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors.  Such assessments are necessarily inexact.  No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases.  We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover.  In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained.  Such options would possibly include debt financing, sale of equity interests in our Company, joint venture arrangements, or the sale of oil and gas interests.  If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations.  If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

 The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel.  During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater.  In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases.  As a result of increasing levels of exploration and production in response to strong prices of oil and natural gas, the demand for oilfield services and equipment has risen, and the costs of these services and equipment are increasing.  If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in areas where we operate, we could be materially and adversely affected.

Market factors in the oil and gas business are out of our control and so we may not be able to profitably sell any reserves that we find.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

  If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

We will compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees.  Our success will be largely dependent upon our ability to hire highly qualified personnel.  This is particularly true in highly technical businesses such as oil or gas exploration. These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

  We depend on the skill, ability and decisions of third party operators to a significant extent which could have a material effect on our operations.

 The success of the drilling, development and production of the properties in which we have or expect to have a working interest is substantially dependent upon the decisions of such third-party operators and their diligence to comply with various laws, rules and regulations affecting such properties.  The failure of any third-party operator to make decisions, perform their services, discharge their obligations, deal with regulatory agencies, and comply with laws, rules and regulations, including environmental laws and regulations in a proper manner with respect to properties in which we have an interest could result in material adverse consequences to our interest in such properties, including substantial penalties and compliance costs.  Such adverse consequences could result in substantial liabilities to us or reduce the value of our properties, which could negatively affect our results of operations.

 Our operations involve substantial costs and are subject to various economic risks.

 Our operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells.  The cost and length of time necessary to produce any reserves may be such that it will not be economically viable.  In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful.  In addition, the cost and timing of drilling, completing and operating wells is often uncertain.  We also face the risk that the resources located may be less than anticipated, that we will not have sufficient funds to successfully extract such resources, that we will not be able to market the resources due to a lack of a market and that fluctuations in market prices will make development of those leases uneconomical.  This could result in a total loss of our investment.

Title to the properties in which we have an interest may be impaired by title defects.

No assurance can be given that we will not suffer a monetary loss from title defects or title failure.  Additionally, undeveloped acreage has greater risk of title defects than developed acreage.  If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

 We are subject to risks arising from the failure to fully identify potential problems related to acquired reserves or to properly estimate those reserves.

 Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete.  It generally is not feasible to review in depth every individual property involved in each acquisition.  Ordinarily, we will focus our review efforts on the higher-value properties and will sample the remainder, and depend on the representations of previous owners.  However, even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential.  Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken.  Even when problems are identified, we often assume certain environmental and other risks and liabilities in connection with acquired properties.  There are numerous uncertainties inherent in estimating quantities of proved oil reserves and actual future production rates and associated costs with respect to acquired properties, and actual results may vary substantially from those assumed in the estimates.

 A substantial or extended decline in oil and gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.

 Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas.  Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices.  Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future.  Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control.  Those factors include:

●	the domestic and foreign supply of oil and natural gas;

●	the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;

●	political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;

●	the level of consumer product demand;

●	the growth of consumer product demand in emerging markets, such as China and India;

●	weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;

●	domestic and foreign governmental regulations and other actions;

●	the price and availability of alternative fuels;

●	the price of foreign imports;

●	the availability of liquid natural gas imports; and

●	worldwide economic conditions.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas.  Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil we can produce economically, if any.  A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity.  While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

Current and future governmental and environmental regulations could adversely affect our business.

Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions in which we have or expect to have operations. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

●	from a well or drilling equipment at a drill site;

●	from gathering systems, pipelines, transportation facilities and storage tanks;

●	damage to oil wells resulting from accidents during normal operations; and

●	blowouts, cratering and explosions.

Because the requirements imposed by laws and regulations are frequently changed, no assurance can be given that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).  We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to remain substantial. No assurance can be given that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

Tiger Oil and Energy, Inc. Business

The objective is to acquire the lease and drill wells on 37,000 acres of prolific, oil producing land that covers a 1000 square-mile area called the Kevin-Sunburst Dome. Of the 37,000 acres, 25,000 have 3D seismic (12,000 will have seismic completed next few years). The Kevin Dome produced over 130 million barrels of oil and 150 billion cf gas. Depth will not have to exceed 3200 feet, with ability to drill both vertical and horizontal wells. We believe after reviewing multiple opportunities, the property will garner results to which our shareholders will benefit significantly as the company performs.  The geophysicist is calculating 800,000 barrels per 640 acres or 60M / 30Million conservatively - $2Billion @ 70 barrel. Each vertical will cost in the neighborhood of $300,000 and $900,000 per horizontal. There is potential to drill up to 100 vertical wells per 8000 acres (460/$138Million – 230 conservatively/$69M to drill).

The company can also look to farm-out a portion of the land and retain a royalty. There is opportunity to acquire an additional 30,000 acre lease adjacent to the property, and shoot seismic for a cost of approximately $5M.  This could add another 375 wells / 187 wells conservatively - $56M to drill.

Property history: There are currently 16 vertical wells covering approx. 1900 acres with solid results for 20 years (drilled with no seismic and older technology). Eric Johnson consulting with 30 years knowledge of the area has mapped 5 new wells that is ready to drill (4vertical/1horiz) and will work with the company full-time to develop the area.

ADVANTAGES

Within a proven, prolific area of production in Montana (Kevin-Sunburst Dome - 1000 sq miles) which has thus far produced over 130 million barrels oil and 150 billion cf gas
9 month drill season - easy to navigate open wheat fields
Up to 8 Payzones - Targeting Three Forks, Nisku, Lodgepole, and Madison  depths range from - 600 – 3200 ft
No water flooding - gas dry zones Horizontal drilling candidate
Estimated 100 wells per 8000 acres / ability to drill 230 vertical wells conservatively
Will use operating and drilling crews with  experience in the area
Ability to ramp-up production with multiple crews
Additional property earmarked for acquisition
- 30,000 acres adjacent to the 37,000 - Lease and seismic will cost approx $5Million
- 10,000 acres available in Thomas County, KS - proven zone – requires seismic
- 10,000 acres available in Ford County, KS - proven zone - requires seismic
- 5,000 acres NE Colorado - 2D + 3D seismic complete

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of September 30, 2009 that appear elsewhere in this 8K. This 8K contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Background

The Company has recently consummated a voluntary share exchange transaction between the Company on one hand and Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, on the other hand, pursuant to which the Company has acquired from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock and Jett Rink has become a wholly-owned subsidiary of the Company.

Corporate Overview

Unless otherwise indicated, in this 8K, references to “we,” “our,” “us,” the “Company,” “TGRO” refer to Tiger Oil and Energy, Inc., a Nevada corporation (formerly UTEC, Inc.) and Jett Rink which became a wholly owned subsidiary October 29, 2010 after the closing of the voluntary share exchange transaction described above..  The Company intends to focus on the exploration, development and production of oil and gas in the United States.

The Company owns interests in two oil and gas wells (Shilo Projects described below) for approximately 50 acres located in Creek County, State of Oklahoma, together with any personal property and lease equipment located thereon.

Business Strategy

The Company’s business strategy is to actively explore and develop numerous projects in Kansas, Oklahoma, and Montana including the Shilo Projects described below.  Furthermore, the Company’s prominent and coherent management team is constantly seeking out and evaluating new business opportunities.

Additionally the Company intends to participate in the oil and gas leases acquired by Black Hawk Exploration (“BHWX”) covering approximately 2,553 gross acres of land in Cowley County, Kansas, and, with BWHWX and Tiger Oil and Gas LLC (“Tiger LLC”) , agreed to jointly acquire, own, sell, explore, develop, and operate oil and gas leases within the Cowly County KS (“ the Prospect Area”).  BHWX owns 100% of the leases within the Prospect Area and has an undivided eighty-one and one-half percent (81.5%) working interest in and to the oil and gas leases in the Prospect Area. Any other oil and gas leases acquired by Tiger LLC within the Prospect Area in excess of 2,073 net mineral acres shall be sold to BHWX and our Company (“the Purchasers”) not to exceed $73.81 per acre acquisition cost.

Tiger LLC shall be the Operator of the oil and gas leases within the Prospect Area pursuant to an AAPL Form 610-1989 Model Form Operating Agreement (the “JOA”) which shall be executed by the BHWX Tiger LLC and our Company. BHWX will pay our company a $40,000 commission for negotiating acquisition costs associated with the above referenced lease in Cowley County, Kansas.

The lease acquisition includes 100% interest free and clear in one shut-in oil/gas well, the #1 Baker, located on the Keith Baker lease. TGRO (our Company) can earn an 80% net revenue in 10 wells drilled in the oil and gas leases referenced above, after a new exploratory drill program, designated New Well #2, investment of $400,000 by TGRO. By investing $400,000 in any drill program in the Prospect Area, TGRO will earn a 40% working interest in the # 1 Baker well. BHWX has the option to invest in each additional new well drilled by TGRO, the cost associated with this is based on an authority for expenditure (AFE) estimated at $400,000 per new well. BHWX can take up to a additional 30% working interest in each well drilled by TGRO in the above referenced leases, BHWX total investment not to exceed $120,000 per well. If BHWX elects to drill a new well within the above referenced acreage TGRO has the option to take a 50% working interest by depositing $120,000 with BHWX 10 days prior to drilling and an additional $60,000, 10 days prior to completion of the well. TGRO has an option to participate and earn a 40% net revenue interest on any well BHWX reworks on the Prospect Area by depositing $50,000 per well prior to drilling and an additional sum equal to 50% of  the total costs, 5 days prior to estimated completion or abandonment of the well. Any funds not expensed will be returned to TGRO with-in 10 days of final statement.  I

BHWX has agreed to bear and pay for 100% of the approved costs and expenses incurred by Tiger LLC in connection with the re-work of #1 Baker and test and equip, if needed, a Salt Water Distribution Well (SWDW) located within the leased acreage. As referenced above TGRO will be responsible for paying 100% of the  well #2 drilling and completion if successful, if not successful TGRO will be responsible to pay for plugging of the proposed well.  The purchasers will have the option to participate in additional acreage positions located in Cowley County by paying their proportionate share of all new acquisition costs, which is to be conducted on leases within Cowley County. All other costs incurred in connection with the exploration, development and operation of the oil and gas leases within the Prospect Area shall be borne and paid in accordance with the JOA and the respective interests of the parties in the leases.

Liquidity and Capital Resources

As of September 30, 2010, we had $378 in current assets, consisting of $378 in cash, compared to $9,453 in current assets at December 31, 2009, which consisted of cash of $9,453.  Current liabilities at September 30, 2010, totaled $246,249 compared to $631,491 at December 31, 2009.  The current liabilities at September 30, 2010 consisted of accounts payable and accrued expenses of $122,445, accounts payable to related parties in the amount of $99,666, loans payable of $15,240 and a derivative liability of $8,898.  At December 31, 2009 the current liabilities consisted of accounts payable and accrued expenses of $350,716, accrued salaries of $200,000, accounts payable to related parties in the amount of $80,535, and loans payable of $240.

We have no material commitments for the next twelve months, aside from salaries and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 per month for the first 6 months of 2011. Expenses are expected to increase in the second half of 2011 due to a projected need to increase personnel.

Results of Operations for the Nine Months Ended September 30, 2010 and 2009

Revenues

Revenues from continuing operations for the three and nine-month periods ended September 30, 2010 and 2009 were $-0.  The Company divested all assets that generated revenue in the second quarter of 2009 as part of the sale of the legacy business.  These operations are classified as discontinued in the Company’s financial statements.

Expenses

Expenses from continuing operations for the nine month period ended September 30, 2010 and 2009 were $133,647 and $246,222.  The majority of the remaining expenses are composed of $83,333 and $100,000 in compensation to officers of the Company for the nine months ended September 30, 2010 and 2009, respectively.

Discontinued Operations

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business (“Legacy Business”) in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares.  The stock was cancelled in July of 2009.

A breakdown of the loss associated with the discontinued is presented in the table below.

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Income	-	1,039,595
Cost of Goods Sold	-	353,544
Operating expenses	-	376,402
Net Operating Income (Loss)	-	309,649
Loss on disposal of assets	-	-
Tax benefit at 34%	-	-
Net income (loss)	-	309,649

Results of Operations for the Years Ended December 31, 2009 and 2008

Revenues

Revenues from continuing operations for the year ended December 31, 2009 were $-0.  The Company divested all assets that generated revenue in the period ended June 30, 2009 as part of the sale of the legacy business.

Expenses

Expenses from continuing operations for the year ended December 31, 2009 and 2008 were $1,021,592 and $3,462.  The majority of the remaining expenses are composed of $601,250 and $-0- in compensation to officers of the Company for the years ended December 31, 2009 and 2008, respectively.  The Company also recorded a one-time write-down of its intangible assets of $121,242 during the year ended December 31, 2009.

Discontinued Operations

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business (“Legacy Business”) in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares.  The stock was cancelled in July of 2009.

A breakdown of the loss associated with the discontinued is presented in the table below.

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
Income	$1,039,595	$2,237,601
Cost of Goods Sold	353,544	563,780
Operating expenses	376,401	1,875,269
Net Operating Income (Loss)	309,650	(201,448)
Loss on disposal of assets	(1,730,742)	-
Net loss	$(1,421,092)	$(201,448)

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Officers, Directors and Advisors
The following is a description of our officers, directors as of Nov. 22, 2010:

Ken Liebscher, President, Director

Ken Liebscher is a seasoned international businessman with over 35 years of securities and executive management experience. Mr. Liebscher is a graduate of St. George’s School, Vancouver, British Columbia and also attended the University of British Columbia.

Mr. Liebscher held executive level positions while at the world’s largest dental products manufacturer, Dentsply International Inc., where he spent over 22 years in positions culminating as the Manager of their West Coast Division, headquartered in San Francisco California. Mr. Liebscher was recruited by a major Europe-based competitor, Ivoclar Liechtenstein to lead their entry into the North American market and, within two years, became Executive Vice President of Sales and Marketing and helped expand this company’s sales to $300M US.

Mr. Liebscher became a director of a publicly held company called E.T.C. Industries Ltd. in 1992 and became President of its wholly owned subsidiary, THE ELECTRIC CAR COMPANY and, in 1994, led a team that developed the MI-6 prototype electric car from the ground up.

Mr. Liebscher has served as an officer and director on numerous public companies in the mining industry since 1992. This experience has resulted in his involvement in  mineral exploration projects in Peru, Eastern Europe (Slovak Republic), and British Columbia, Ontario, Quebec and New Brunswick (Canada).

Mr. Liebscher currently serves on the Board of Directors of Tiger Oil and Energy Inc. (TGRO, OTC BB) and Lucky Boy Silver Corp. (LUCB, OTC BB).

Howard Bouch, Secretary, Treasurer, Director

Howard Bouch, age 64, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world’s 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.  In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., (symbol VVDB), Tiger Oil and Energy, Inc. (symbol TGRO), Convenientcast, Inc, (symbol CVCT), Universal Potash Corp. (symbol UPCO) and Black Hawk Exploration Inc. (symbol BHWX).

Bill Herndon, Chief Operating Officer and Director

Mr. Herndon has over 20 years of experience in all phases of the oil and gas industry including capital investment and analysis, project management and structuring, acquisition and development of oil and gas wells, exploration and drilling and completion management.  His family has been in the oil and gas industry since the 1930’s, mainly operating in Oklahoma, Kansas and Texas.  Since December 2005 Mr. Herndon has been the President and sole member of Tiger Oil and Gas, LLC.  In 1990 Mr. Herndon participated in the wildcat play called State Line Field in Kansas.  The field has produced over one million barrels of oil to date.  He has raised over $25 million since 2007 from hedge funds and industry partners for various production acquisitions, in-field drilling programs, and new oil and gas development projects.  Mr. Herndon has also managed the leasing of over 100,000 acres in the last two years for 12 different projects and conducted seismic programs for approximately 80,000 acres on these projects in addition to managing the initial drilling programs on these projects.  Mr. Herndon successfully funded the acquisition of a field with industry groups and working interest partners that has produced out of multiple zones with total cumulative production of 3,500,00 barrels of oil and 40 billion cubic feet of gas.  The field is currently producing 40 barrels of oil per day and 300,000 mcf per day.  Mr. Herndon received a Bachelors Degree in Business from Wichita State University.

Ryan Kerr, Director

Mr. Kerr currently manages Inland Oil Corp., his family-owned business. Mr. Kerr has over 15 years experience in locating, producing, completing and general operations in the oil and gas industry. Mr. Kerr has successfully drilled and completed hundreds of wells throughout the Mid-continent region and is actively involved with development and operations of fields in this region. Mr. Kerr’s extensive experience in oil and gas exploration and production is furthered as an exploration geologist where he has consulted on several water-flood and infill drilling projects throughout Oklahoma, Kansas, North Dakota, Wyoming, New Mexico, Texas, and California.  Currently, Mr. Kerr has been heading drilling programs for several operators in Oklahoma, as well as design and implementation of a Nitrogen gas flood in Wagoner County Oklahoma in the Stone Bluff Field.  This project consisted of flooding 1,200+ - acres with the producing interval from the Dutcher Sand zone at a depth of 1250’feet. Production since the start of the nitrogen injection flood has been increased from the formation at a rate of 1 MMCF per day.

Paul Liebman, Director

Mr. Liebman has over 20 years of management, finance and marketing experience and has managed large proactive sales teams. Mr. Liebman is currently a Executive Director at Oppenheimer & Co., New York and has served as a First Vice President with the Portfolio and Wealth Management Division at Morgan Stanley Smith Barney, New York for ten years. His clientele are some of the largest institutions throughout the world, representing assets from $500 million to more than $85 billion.

Mr. Liebman has successfully grown major nationwide businesses through strategic planning and innovative marketing and sales programs. A proven, skilled executive with experience in leading  fast-growing companies in many industries. Mr. Liebman co-founded ERA Aleet Realty Inc. where he grew the company from a start-up to over $100 million in property sales. These sales represented over $5 million in annual revenue in less than 24 months with a staff of over 105 employees. Mr. Liebman served as President of Allied Referral and Relocation Inc. where he conducted daily business with many leading Fortune 500 companies.

Mr. Liebman holds a Bachelor of Science Degree from The University of Maryland in Urban Studies and minors in both Finance and Marketing

Item 9.01 Financial Statements and Exhibits.

UTeC, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

UTeC, INC.

TABLE OF CONTENTS

Page

Audit Report of Independent Accountants	1

Consolidated Balance Sheets – December 31, 2009 and 2008	3

Consolidated Statements of Operations for the Years Ended December 31, 2009 and 2008 and for the period April 30, 2009 (Inception) to December 31, 2009	4

Consolidated Statements of Stockholder’s Equity for the Years Ended December 31, 2009 and 2008 and for the period April 30, 2009 (Inception) to December 31, 2009	5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2009 and 2008 and for the period April 30, 2009 (Inception) to December 31, 2009	6

Notes to Consolidated Financial Statements	7-18

Sadler, Gibb & Associates, l.l.c.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
UTeC, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of UTeC, Inc. (A Development Stage Company) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows then ended and for the period from inception on April 30, 2009 through December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  The consolidated financial statements of UTeC, Inc. as of December 31, 2008, were audited by other auditors whose report dated March 31, 2009, expressed an unqualified opinion on those statements.

We conduct our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UTeC, Inc. (A Development Stage Company) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows then ended and for the period from inception on April 30, 2009 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
October 1, 2010

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
UTeC, Inc.
Norman, Oklahoma

We have audited the accompanying consolidated balance sheets of UTeC, Inc. (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UTeC, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to examine management’s assessment of the effectiveness of UTeC Inc.’s internal control over financial reporting as of December 31, 2008, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ Cole & Reed, P.C.
Oklahoma City, Oklahoma
March 31, 2009

UTeC, INC.
CONSOLIDATED BALANCE SHEETS
(A Development Stage Company)

	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$9,453	$100

Total Current Assets	9,453	100

PROPERTY, PLANT AND EQUIPMENT, NET	328,427	111,457

OTHER ASSETS

Intangible assets, net	-	63,146
Deferred tax asset	-	170,800

Total Other Assets	-	233,946

ASSETS FROM DISCONTINUED OPERATIONS, NET	-	1,678,016

TOTAL ASSETS	$337,880	$2,023,519

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$350,716	$346,196
Accrued salary	200,000	-
Accounts payable to related parties	80,535	-
Loan payable	240	-

Total Current Liabilities	631,491	346,196

TOTAL LIABILITIES	631,491	346,196

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock - 1,000,000 authorized, $0.001 par value; 42,013 and 42,013 issued and outstanding, respectively	42	42
Common stock - 74,000,000 authorized, $0.001 par value; 34,118,159 and 51,968,159 issued and outstanding, respectively	34,118	51,968
Additional paid-in capital	2,639,115	2,149,515
Deficit accumulated incured prior to the development stage	(524,202)	(524,202)
Deficit accumulated during the development stage	(2,442,684)	-

Total Stockholders’ Equity (Deficit)	(293,611)	1,677,323
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$337,880	$2,023,519

The accompanying notes are an integral part of these financial statements.

UTeC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(A Development Stage Company)

			From Inception
			on April 30 2009
	For the Year Ended		through
	December 31,		December 31,
	2009	2008	2009

REVENUES	$-	$-	$-
COST OF SALES	-	-	-
GROSS MARGIN	-	-	-

OPERATING EXPENSES
Impairment of intangible assets	121,242	-	121,242
General and administrative	729,550	3,462	729,550

Total Operating Expenses	850,792	3,462	850,792

LOSS FROM OPERATIONS	(850,792)	(3,462)	(850,792)

OTHER EXPENSE

Interest expense	-	-	-

LOSS BEFORE TAXES	(850,792)	(3,462)	(850,792)

Provision for income taxes	(170,800)	-	(170,800)

NET LOSS FROM CONTINUING OPERATIONS	(1,021,592)	(3,462)	(1,021,592)

Net income (loss) from discontinued operations	309,650	(201,448)	309,650
Loss on disposal of discontinued operations	(1,730,742)	-	(1,730,742)

Loss from discontinued operations, net of income taxes	(1,421,092)	(201,448)	(1,421,092)

NET LOSS	$(2,442,684)	$(204,910)	$(2,442,684)

BASIC LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.02)	$(0.00)
BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS	(0.03)	(0.00)
TOTAL BASIC LOSS PER SHARE	$(0.05)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	47,361,310	52,538,590

The accompanying notes are a integral part of these financials statements.

UTeC, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(A Development Stage Company)

							Deficit
					Additional		Accumulated
	Preferred Stock		Common Stock		Paid-In	Treasury	During the
	Shares	Amount	Shares	Amount	Capital	Stock	Development Stage	Total

Balance, December 31, 2006	22,013	$22	25,917,159	$25,917	$-	$-	$(33,951)	$(8,012)

Common stock issued for acquisition at $0.08 per share	-	-	22,500,000	22,500	1,879,439	-	-	1,901,939

Common shares issued for finders fee at $0.001 per share	-	-	2,525,000	2,525	-	-	-	2,525

Preferred shares issued for acquisition at $0.001 per share	20,000	20	-	-	-	-	-	20

Common stock issued pursuant to employment stock grants at $0.06 per share	-	-	1,914,000	1,914	105,487	-	-	107,401

Common shares issued for intangible assets at $0.08 per share	-	-	850,000	850	70,750	-	-	71,600

Common shares issued for services at $0.45 per share	-	-	50,000	50	22,450	-	-	22,500

Capital contribution by shareholder	-	-	-	-	38,250	-	-	38,250

Net loss for the year ended December 31, 2007	-	-	-	-	-	-	(285,341)	(285,341)

Balance, December 31, 2007	42,013	$42	53,756,159	$53,756	$2,116,376	-	$(319,292)	$1,850,882

Cancelled share issued pursuant to employee stock grants	-	-	(1,898,000)	(1,898)	(105,485)	-	-	(107,383)

Common stock issued for cash at $0.38 per share	-	-	110,000	110	41,874	-	-	41,984

Option expense pursuant to employee option plan	-	-	-	-	96,750	-	-	96,750

Net loss for the year ended December 31, 2008	-	-	-	-	-	-	(204,910)	(204,910)

Balance, December 31, 2008	42,013	42	51,968,159	51,968	2,149,515	-	(524,202)	1,677,323

Option expense pursuant to employee option plan	-	-	-	-	401,250	-	-	401,250

Operational segment sold in exchange for common stock	-	-	(22,500,000)	(22,500)	22,500	-	-	-

Common stock issued for purchase of subsidiary at $0.01 per share	-	-	4,050,000	4,050	36,450	-	-	40,500

Common stock issued for cash at $0.05 per share	-	-	600,000	600	29,400	-	-	30,000

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	(2,442,684)	(2,442,684)

Balance, December 31, 2009	42,013	$42	34,118,159	$34,118	$2,639,115	$-	$(2,966,886)	$(293,611)

The accompanying notes are an integral part of these financial statements.

UTeC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(A Development Stage Company)

			From Inception
			on April 30 2009
	For the Year Ended		through
	December 31,		December 31,
	2009	2008	2009

OPERATING ACTIVITIES

Net loss	$(2,442,684)	$(204,910)	$(2,442,684)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Depreciation	312	-	312
Amortization of intangibles	2,803	4,212	2,803
Employee option grants issued	46,500	96,750	46,500
Cancellation of employee stock option shares	354,750	(107,383)	354,750
Impairment of intangible assets	121,242	-	121,242
Deferred tax asset	170,800	(65,200)	170,800
Changes in operating assets and liabilities:
Accounts payable to related parties	280,535	98,888	280,535
Accounts payable and accrued liabilities	(16,365)	-	(16,365)

Net Cash Used in Continuing Operating Activities	(1,482,107)	(177,643)	(1,482,107)
Net Cash Used in Discontinued Operating Activities	1,678,016	207,229	1,678,016
Net Cash Used in Operating Activities	195,909	29,586	195,909

INVESTING ACTIVITIES

Purchase of property and equipment	(216,556)	(71,570)	(216,556)

Net Cash Used in Continuing Investing Activities	(216,556)	(71,570)	(216,556)
Net Cash Used in Discontinued Investing Activities	-	-	-
Net Cash Used in Investing Activities	(216,556)	(71,570)	(216,556)

FINANCING ACTIVITIES

Proceeds from common stock	30,000	41,984	30,000

Net Cash Provided by Continuing Financing Activities	30,000	41,984	30,000
Net Cash Used in Discontinued Financing Activities	-	-	-
Net Cash Used in Financing Activities	30,000	41,984	30,000

NET DECREASE IN CASH	9,353	-	9,353
CASH AT BEGINNING OF PERIOD	100	-	100

CASH AT END OF PERIOD	$9,453	$-	$9,453

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes paid	$-	$-	$-
Interest paid	-	-	-

NON CASH FINANCING ACTIVITIES
Common stock issued for purchase of subsidiary	$40,500	$-	$40,500
Common stock cancelled	20,500	-	20,500

The accompanying notes are an integral part of these financial statements.

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity
UTeC INC., formerly Lyon Capital Venture Corp., is a Nevada corporation organized on November 8, 1993 as a “For Profit” corporation for the purpose of engaging in any lawful activity.  The Company was in the development stage through December 31, 2006.  The year ended December 31, 2007, is the first year during which the Company is considered an operating company and was no longer considered in a development stage.  On January 10, 2007, the Company purchased 100% of the shares of UTEC Corporation, Inc.   In 2007, the Company licensed technology covering the use of cold plasma oxidizer technology for the destruction of solid and liquid hazardous chemicals and biologicals.  During 2007 and 2008, the Company worked to validate the technology and prepare a business plan for its commercialization.

In April 2009, the Company divested its commercial explosives development, analysis, testing and manufacturing business to eliminate the need to inject new capital into the Company to support this business, and concentrate on raising the funds necessary to commercialize its hazardous waste destruction business.  At this time, the Company re-entered the development stage.

Prior to the divestiture, the Company’s business was to offer state of the art testing and analysis to clients worldwide.  The Company operated a chemical research and development laboratory near Riverton, Kansas, which specialized in commercial explosives development and analysis. The Company also operated a destructive test facility near Hallowell, Kansas, which specialized in determining the detonating characteristics of commercial explosives.

On October 1, 2009 the Company entered into an agreement to purchase 100% of the outstanding shares of C2R Energy Commodities, Inc., a Nevada corporation, in exchange for 4,050,000 shares of the Company’s restricted common stock.  The Company wished to enter into this agreement as C2R owned certain intellectual property that the Company wished to acquire.

Development Stage Company Classification
Effective April 30, 2009, the Company has re-entered the development stage.  The Company divested its main revenue producing operations and since that date has not achieved significant revenue from its principle operations.

Accounting Method
The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

7

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
As at December 31, 2009 and 2008, the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  The Company at times may maintain a cash balance in excess of insured limits.

Property, Plant and Equipment
Property and equipment are stated at cost.  Amortization is to be computed using a straight line basis over the estimated production life of the assets. Major additions and improvements are capitalized in the month following the month in which the assets or improvement are deemed to be placed in service. Maintenance and repairs are expensed as incurred. Upon disposition, the net book value is eliminated from the accounts, with the resultant gain or loss reflected in operations. Depreciation expense is computed on a straight-line basis over the estimate useful lives of the assets as follows:

Building and leasehold improvements:	10-25 years
Machinery and equipment:	10-15 years
Furniture and fixtures & transportation equipment:	3-7 years

The Company periodically assesses the recoverability of property, plant and equipment and evaluates such assets for impairment whenever events or changes in circumstances indicate that the net carrying amount of an asset may not be recoverable. Asset impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the net carrying amount.

Stock-based compensation
The Company adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Provision for Taxes
The Company applies ASC 740, which requires the asset and liability method of accounting for income taxes.  This method requires that the current or deferred tax consequences of all events recognized in the financial statements be measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

8

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company adopted ASC 740, at the beginning of fiscal year 2008. This interpretation requires recognition and measurement of uncertain tax positions using a “more-likely-than-not” approach, requiring the recognition and measurement of uncertain tax positions. The adoption of ASC 740 had no material impact on the Company’s financial statements.

Basic Loss Per Share	For the Year Ended
	December 31, 2009	December 31, 2008
Loss from continuing operations (Numerator)	$(1,021,592)	$(3,462)
Loss from discontinued operations (Numerator)	(1,421,092)	(201,448)
Shares (Denominator)	47,361,310	52,538,590
Per share (continuing)	(0.02)	(0.00)
Per share (discontinued)	(0.03)	(0.00)
Per share (total)	$(0.05)	$(0.00)

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the financial statements.

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset de-recognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

9

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. The Company does not expect the provisions of ASU 2009-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances that under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

10

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)
In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 - GOING CONCERN ASSUMPTION

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern which raises substantial doubt regarding its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

 The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

11

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 3 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2009, the Company has borrowed $80,535 from a related party to fund continuing operations.  This note bears no interest, is due on demand and in uncollateralized.

On June 1, 2009 the Company entered into an employment agreement with its CEO.  Under the agreement, the Company has agreed to pay $200,000 per year and a bonus of up to 50% of the annual pretax earnings before depreciation and amortization, subject to a maximum of $100,000.  As of December 31, 2009, the Company has accrued $200,000 of salary in conjunction with this agreement.  Unpaid salary does not accrued interest.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2009 and December 31, 2008:

	2009	2008
Patent rights	$73,750	$71,570
Goodwill	58,899	-
Impairment of Goodwill	(58,899)	-
Accumulated amortization	(11,407)	(8,424)
Impairment of intangible assets	(62,343)	-
	$-	$63,146

As of December 31, 2009 and 2008, the Company has recognized $2,803 and $4,212 in amortization expense, respectively.  The patent rights are based upon the contractual agreement between the Company and Ceramatec, as described in Note 4.  On September 2, 2009 the contract with Ceramatec was cancelled due to nonperformance.  Accordingly, the assets associated with the contract were impaired and an impairment expenses was recorded as detailed in Note 7.

Effective February 1, 2007, the Company entered into a License and Supply Agreement with Ceramatec, Inc. of Salt Lake City, Utah for a world-wide exclusive royalty-free license to practice Cermatec’s Gild Arc Plasma Oxidizer technology for the destruction of solid and liquid hazardous chemicals and biologicals.

The Company recognized an intangible asset associated with this license and patent.  On September 2, 2009, this contract with Ceramatec was cancelled due to non-performance.  In conjunction with the cancellation of the contract, management has evaluated the intangible asset for impairment and has determined that with no contract in place, the asset no longer has an economic value to the Company.  Accordingly, the Company has impaired the entire carrying value of the asset and recognized an impairment of intangible asset expense of $60,343.

12

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is computed over the estimated life of the assets. Depreciation expense for the years ended December 31, 2009 and 2008 amounted to $312 and $-0-, respectively.  Gains from losses on sales and disposals are included in the statements of operations.  Maintenance and repairs are charged to expense as incurred.  As of December 31, 2009 and 2008 property and equipment consisted of the following:

	2009	2008
Office equipment	$3,740	$-
Machinery & equipment	216,556	-
Construction in progress	111,457	111,457
Accumulated depreciation	(3,326)	-
Total	$328,427	$111,457

NOTE 6 - COMMON STOCK

The Company has 1,000,000 preferred shares authorized at a par value of $0.001 and 74,000,000 common shares authorized at par value of $0.001.  As of December 31, 2009 the Company has 42,013 shares of preferred stock and 34,118,159 shares of common stock issued and outstanding.  The following is a list of all sales of common the Company’s common stock for the year ended December 31, 2009 and 2008:

In March 2008, the Company cancelled 1,898,000 shares issued as part of the employees’ stock plan.

During February and April of 2008 the Company sold a total of 110,000 shares of common stock at an average price of $0.38 per share for total proceeds of $41,984.

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares.  The stock was cancelled in July of 2009.

On October 10, 2009, the Company issued 4,050,000 shares of restricted common stock in exchange for all the shares issued and outstanding of C2R Energy Commodities Inc. valued at $0.01 per share.

On October 20, 2009 the Company sold 600,000 shares of restricted common stock for $0.05 per share for total proceeds of $30,000.

NOTE 7 – ACQUISITION

On October 1, 2009 the Company entered into an agreement to purchase 100% of the outstanding shares of C2R Energy Commodities, Inc., a Nevada corporation in exchange for 4,050,000 shares of the Company’s restricted common stock.

13

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 7 – ACQUISITION (CONTINUED)

As part of this transaction, the Company recognized a purchase price of $40,500, which comprised of the following components:

Property, plant and equipment, net	$725
Intangible assets	2,000
Goodwill	58,899
Net liabilities acquired	(21,124)
Purchase price	$40,500

On December 31, 2009, the Company evaluated the carrying value of its intangible assets, including goodwill.  Due to the Company’s current net loss position and uncertainty of cash flow, the Company impaired all intellectual property and goodwill.  This resulted in an impairment expense of $58,899.

NOTE 8 – DISCONTINUED OPERATIONS

In April 2009, the Company sold its commercial explosives development, analysis, testing and manufacturing business in a non-cash transaction to a related party in exchange for stock in the Company totaling 22,500,000 shares.  The stock was cancelled in July of 2009.  A breakdown of the loss associated with the discontinued operations is presented in the table below.

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
Income	$1,039,595	$2,237,601
Cost of Goods Sold	353,544	563,780
Operating expenses	376,401	1,875,269
Net Operating Income (Loss)	309,650	(201,448)
Loss on disposal of assets	(1,730,742)	-
Net loss	$(1,421,092)	$(201,448)

NOTE 9 - CONTRACTUAL OBLIGATIONS

Effective February 1, 2007, the company entered into a License and Supply Agreement with Ceramatec, Inc. of Salt Lake City, Utah (“License”) for a world-wide exclusive royalty-free license to practice Cermatec’s Gild Arc Plasma Oxidizer technology for the destruction of solid and liquid hazardous chemicals and biologicals.  The agreement continues to the full end of the term or terms for which patent rights held by Ceramatec and related to the technology have not expired.

In connection with the agreement, the Company granted 850,000 shares of its Common Stock to Ceramatec.  Subject to any Securities and Exchange Commission regulations, Ceramatec may sell its stock starting two years from the Effective Date of the agreement. The Ceramatec agreement provided for (i) a license to the technology, (ii) support with the technology and (iii) a supply agreement with Ceramatec in exchange for the shares provided.

14

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 9 - CONTRACTUAL OBLIGATIONS (CONTINUED)

The shares to Ceramatec were provided for item (i), the license. The support and supply agreement (i & ii) were included in the supply agreement and payments made to Ceramatec to purchase the equipment and units specified in the agreement.

During the term of the License, the Company was obligated to purchase plasma oxidizer units from Ceramatec in order to maintain exclusivity under the license agreement. The Company’s minimum obligations under this purchase arrangement are $100,000 in 2008, $200,000 in 2009 and $600,000 for each remaining year of the agreement. If the minimum purchase requirement is not met for any year, the license grant of this agreement shall automatically convert from exclusive to nonexclusive for the remainder of the term of the agreement.

On September 30, 2009, this contract with Ceramatec was cancelled.  As of September 30, 2009, the Company had not made any purchases from Ceramatec against the minimum obligations for 2009, and the Company owed Ceramatec $111,457 with respect to purchased equipment during 2008 which is included in accounts payable and accrued liabilities.

NOTE 10 - EMPLOYEE STOCK PLAN

Effective March 26, 2008 the restricted shares issued pursuant to the Employee Stock Ownership Plan dated January 11, 2007 were cancelled in their entirety, except for 16,000 which were misplaced by the employee and are to be cancelled in a timely manner.  The Plan has since been rescinded.

In its place each employee signed an Employee Stock Option Plan dated March 26, 2008. The plan contained no provision for vesting and each employee could exercise their rights to purchase shares at the strike price of $0.25 on the plan date.  The unexercised options originally terminated at the end of five years or upon the employee being terminated from the Company, whichever was earlier.  During 2009, this plan was cancelled and all options issued pursuant to it were cancelled in their entirety.  No plan was adopted in its place.  In conjunction with this cancellation, the Company followed the provisions of ASC 718-35-9 and recorded the remaining $354,750 of unamortized expense associated with these options, which was recorded as part of General & Administrative Expense.

On March 29, 2009 stock options totaling 4,650,000 of its $0.001 par value common stock to key employees, consultants and officers and directors in a non-qualified stock option plan with a conversion period of 10 years, at a conversion price of $0.01 for past fully completed services.  Using the Black-Scholes method of valuing the options detailed above, the options were valued using the following assumptions:

FYE 2009
Expected volatility	679.24%
Expected dividends	0.00
Expected term (in years)	10.00
Risk-free rate	3.21%

15

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 10 – EMPLOYEE STOCK PLAN (CONTINUED)

These values used in the Black-Scholes model yield a total compensation expense of $46,500 which was recognized immediately and is recorded as part of General & Administrative expense.  A summary of the status of the Company’s non-vested stock options as of December 31, 2009 is presented below.

		Wtd. Avg.
		Grant Date
Non-Vested Options	Options	Fair Value
Non-vested January 1, 2009	-	$0.00
Granted	46,500,000	0.01
Vested	46,500,000	0.01
Forfeited	-	0.00
Non-vested December 31, 2009	-	$0.00

NOTE 11 – INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception.  Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is currently not likely that the Company will be significantly profitable in the near future to take advantage of the losses.  The provision for income taxes consists of the following:

	Years Ended December 31,
	2009	2008
Current taxes	$(952,647)	$(79,915)
Stock compensation expense	156,488	(4,147)
Accrued salaries	78,000
Impairment of intangible assets	47,284	-
Impairment of tax asset	66,612	-
Valuation allowance	604,263	84,062
Total provision for income taxes	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2009 and 2008 due to the following:

16

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 11 – INCOME TAXES (CONTINUED)

	Years Ended December 31,
	2009	2008

Loss carryforwards (expire through 2029)	$1,157,086	$204,439
Stock compensation expense	(203,635)	(47,499)
Accrued salaries	(78,000)
Impairment of intangible assets	(47,284)	-
Impairment of tax assest	(66,612)	-
Total Gross Deferred Tax Asset	761,555	156,940
Valuation allowance	(761,555)	(156,940)
Net Deferred Tax Assets	-	-
Deferred Tax Liabilities	-	-
Net Deferred Taxes	$-	$-

At December 31, 2009, the Company had net operating loss carry forwards of approximately $2,151,801 that may be offset against future taxable income through 2030.  The Company adopted the provisions of ASC 740 at the beginning of fiscal year 2008. As a result of this adoption, the Company has not made any adjustments to deferred tax assets or liabilities. The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company has not had operations resulting in net income and is carrying a large Net Operating Loss as disclosed above.  Since it is not thought that this Net Operating Loss will ever produce a tax benefit, even if examined by taxing authorities and disallowed entirely, there would be no effect on the financial statements.

NOTE 12 - SUBSEQUENT EVENTS

On July 29, 2010, the Company entered into an Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

On August 20, 2010, UTeC, Inc. entered into a Plan of Merger merging Tiger Oil and Energy, Inc. into UTeC, Inc..  Tiger Oil and Energy, Inc., a Nevada corporation (“Tiger Oil and Energy”), was a wholly owned subsidiary of UTeC, Inc., a Nevada corporation (“UTeC”).    UTeC was the corporation surviving the Merger and changed its name to “Tiger Oil and Energy, Inc.”   The Merger was effective on September 7, 2010, after filing articles of merger providing for the Merger with the Nevada Secretary of State.

17

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 12 - SUBSEQUENT EVENTS (CONTINUED)

On September 28, 2010, Tiger Oil and Energy, Inc. (formerly UTeC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.    The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.   The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.  At the Effective Time, all of the outstanding shares of common stock, par value $0.001 per share, of Tiger Oil and Energy held by UTeC, which represent all of the issued and outstanding securities of Tiger Oil and Energy, were cancelled.  No shares of UTeC are to be issued.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

18

UTEC, INC.

Consolidated Financial Statements

June 30, 2010 and December 31, 2009

Contents
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Stockholder’s Equity	4
Consolidated Statements of Cash Flows	5-6
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation
Item 3. Quantitative and Qualitative Disclosures About Market Risk
Item 4T. Controls and Procedures

PART II — OTHER INFORMATION
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Item 5. Other Information
Item 6. Exhibits

1

UTeC, INC.
(A Development Stage Company)
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$212	$9,453

Total Current Assets	212	9,453

PROPERTY, PLANT AND EQUIPMENT, NET	328,013	328,427

TOTAL ASSETS	$328,225	$337,880

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$123,199	$350,716
Accrued salary	-	200,000
Accounts payable to related parties	99,666	80,535
Loan payable	240	240

Total Current Liabilities	223,105	631,491

TOTAL LIABILITIES	223,105	631,491

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock - 1,000,000 authorized, $0.001 par value; 42,013 and 42,013 issued and outstanding, respectively	42	42
Common stock - 74,000,000 authorized, $0.001 par value; 34,118,159 and 34,118,159 issued and outstanding, respectively	34,118	34,118
Additional paid-in capital	3,137,547	2,639,115
Deficit accumulated incurred prior to the development stage	(524,202)	(524,202)
Deficit accumulated during the development stage	(2,542,385)	(2,442,684)

Total Stockholders’ Equity (Deficit)	105,120	(293,611)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$328,225	$337,880

The accompanying notes are an integral part of these financial statements.

2

UTeC, INC.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

					From Inception
					on April 30 2009
	For the Three Months Ended		For the Six Months Ended		through
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

COST OF SALES	-	-	-	-	-

GROSS MARGIN	-	-	-	-	-

OPERATING EXPENSES

Impairment of intangible assets	-	-	-	-	121,242

Salaries and wages	33,224	-	83,333	-	283,224

General and administrative	6,214	39,596	16,259	84,828	545,918

Total Operating Expenses	39,438	39,596	99,592	84,828	950,384

LOSS FROM OPERATIONS	(39,438)	(39,596)	(99,592)	(84,828)	(950,384)

OTHER EXPENSE

Interest expense	(109)	-	(109)	-	(109)

LOSS BEFORE TAXES	(39,547)	(39,596)	(99,701)	(84,828)	(950,493)

Provision for income taxes	-	(86,700)	-	(170,800)	(170,800)

NET LOSS FROM CONTINUING OPERATIONS	(39,547)	(126,296)	(99,701)	(255,628)	(1,121,293)

Net income (loss) from discontinued operations	-	(33,950)	-	225,698	309,650

Loss on disposal of discontinued operations	-	(1,730,742)	-	(1,730,742)	(1,730,742)

Loss from discontinued operations, net of income taxes	-	(1,764,692)	-	(1,505,044)	(1,421,092)

NET LOSS	$(39,547)	$(1,890,988)	$(99,701)	$(1,760,672)	$(2,542,385)

BASIC LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.00)	$(0.00)	$(0.00)	$(0.01)

BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS	-	(0.04)	-	(0.03)

TOTAL BASIC LOSS PER SHARE	$(0.00)	$(0.05)	$(0.00)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	34,118,159	40,718,159	34,118,159	44,468,159

The accompanying notes are an integral part of these financial statements.

3

UTeC, INC.
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

					From Inception
					on April 30 2009
	For the Three Months Ended		For the Six Months Ended		through
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010
REVENUES	$-	$-	$-	$-	$-
COST OF SALES	-	-	-	-	-
GROSS MARGIN	-	-	-	-	-
OPERATING EXPENSES
Impairment of intangible assets	-	-	-	-	121,242
Salaries and wages	33,224	-	83,333	-	283,224
General and administrative	6,214	39,596	16,259	84,828	545,918
Total Operating Expenses	39,438	39,596	99,592	84,828	950,384
LOSS FROM OPERATIONS	(39,438)	(39,596)	(99,592)	(84,828)	(950,384)
OTHER EXPENSE
Interest expense	(109)	-	(109)	-	(109)
LOSS BEFORE TAXES	(39,547)	(39,596)	(99,701)	(84,828)	(950,493)
Provision for income taxes	-	(86,700)	-	(170,800)	(170,800)
NET LOSS FROM CONTINUING OPERATIONS	(39,547)	(126,296)	(99,701)	(255,628)	(1,121,293)
Net income (loss) from discontinued operations	-	(33,950)	-	225,698	309,650
Loss on disposal of discontinued operations	-	(1,730,742)	-	(1,730,742)	(1,730,742)
Loss from discontinued operations, net of income taxes	-	(1,764,692)	-	(1,505,044)	(1,421,092)
NET LOSS FROM CONTINUING OPERATIONS	$(39,547)	$(1,890,988)	$(99,701)	$(1,760,672)	$(2,542,385)
BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS	-	(0.04)	-	(0.03)

TOTAL BASIC LOSS PER SHARE	$(0.00)	$(0.05)	$(0.00)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	34,118,159	40,718,159	34,118,159	44,468,159

The accompanying notes are an integral part of these financial statements.

4

UTeC, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficit)
(Unaudited)

						Deficit
					Additional	Accumulated
	Preferred Stock		Common Stock		Paid-In	During the
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total
Balance, December 31, 2006	22,013	$22	25,917,159	$25,917	$-	$(33,951)	$(8,012)

Common stock issued for acquisition at $0.08 per share	-	-	22,500,000	22,500	1,879,439	-	1,901,939
Common shares issued for finders fee at $0.001 per share	-	-	2,525,000	2,525	-	-	2,525
Preferred shares issued for acquisition at $0.001 per share	20,000	20	-	-	-	-	20
Common stock issued pursuant to employment stock grants at $0.06 per share	-	-	1,914,000	1,914	105,487	-	107,401
Common shares issued for intangible assets at $0.08 per share	-	-	850,000	850	70,750	-	71,600
Common shares issued for services at $0.45 per share	-	-	50,000	50	22,450	-	22,500
Capital contribution by shareholder	-	-	-	-	38,250	-	38,250
Net loss for the year ended December 31, 2007	-	-	-	-	-	(285,341)	(285,341)

Balance, December 31, 2007	42,013	$42	53,756,159	$53,756	$2,116,376	$(319,292)	$1,850,882

Cancelled share issued pursuant to employee stock grants	-	-	(1,898,000)	(1,898)	(105,485)	-	(107,383)
Common stock issued for cash at $0.38 per share	-	-	110,000	110	41,874	-	41,984
Option expense pursuant to employee option plan	-	-	-	-	96,750	-	96,750
Net loss for the year ended December 31, 2008	-	-	-	-	-	(204,910)	(204,910)

Balance, December 31, 2008	42,013	42	51,968,159	51,968	2,149,515	(524,202)	1,677,323

The accompanying notes are an integral part of these financial statements.

5

UTeC, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

						Deficit
					Additional	Accumulated
	Preferred Stock		Common Stock		Paid-In	During the
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total
Balance, December 31, 2008	42,013	42	51,968,159	51,968	2,149,515	(524,202)	1,677,323

Option expense pursuant to employee option plan	-	-	-	-	401,250	-	401,250
Operational segment sold in exchange for common stock	-	-	(22,500,000)	(22,500)	22,500	-	-
Common stock issued for purchase of subsidiary at $0.01 per share	-	-	4,050,000	4,050	36,450	-	40,500
Common stock issued for cash at $0.05 per share	-	-	600,000	600	29,400	-	30,000
Net loss for the year ended
December 31, 2009	-	-	-	-	-	(2,442,684)	(2,442,684)

Balance, December 31, 2009	42,013	42	34,118,159	34,118	2,639,115	(2,966,886)	(293,611)

Contributed capital (unaudited)	-	-	-	-	498,432	-	498,432
Net loss for the six months ended June 30, 2010 (unaudited)	-	-	-	-	-	(99,701)	(99,701)

Balance, June 30, 2010 (unaudited)	42,013	$42	34,118,159	$34,118	$3,137,547	$(3,066,587)	$105,120

The accompanying notes are an integral part of these financial statements.

UTeC, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			From Inception
			on April 30 2009
	For the Six Months Ended		through
	June 30,		June 30,
	2010	2009	2010
OPERATING ACTIVITIES

Net loss	$(99,701)	$(1,760,672)	$(2,542,385)
Adjustments to Reconcile Net Loss to Net
Cash Used by Operating Activities:
Depreciation	3,740	-	4,052
Amortization of intangibles	-	10,356	2,803
Employee option grants issued	-	66,200	46,500
Cancellation of employee stock option shares	-	-	354,750
Impairment of intangible assets	-	-	121,242
Deferred tax asset	-	-	170,800
Changes in operating assets and liabilities:
Accounts payable to related parties	19,131	40,000	299,666
Accounts payable and accrued liabilities	70,915	20,360	54,550

Net Cash Used in Continuing Operating Activities	(5,915)	(1,623,756)	(1,488,022)
Net Cash Used in Discontinued Operating Activities	-	1,623,756	1,678,016
Net Cash Used in Operating Activities	(5,915)	-	189,994

INVESTING ACTIVITIES

Purchase of property and equipment	(3,326)	-	(219,882)

Net Cash Used in Continuing Investing Activities	(3,326)	-	(219,882)
Net Cash Used in Discontinued Investing Activities	-	-	-
Net Cash Used in Investing Activities	(3,326)	-	(219,882)

FINANCING ACTIVITIES

Proceeds from common stock	-	-	30,000

Net Cash Provided by Continuing Financing Activities	-	-	30,000
Net Cash Used in Discontinued Financing Activities	-	-	-
Net Cash Used in Financing Activities	-	-	30,000

NET INCREASE (DECREASE) IN CASH	(9,241)	-	112
CASH AT BEGINNING OF PERIOD	9,453	-	100

CASH AT END OF PERIOD	$212	$-	$212

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes paid	$-	$-	$-
Interest paid	-	-	-

NON CASH FINANCING ACTIVITIES:
Common stock issued for purchase of subsidiary	$-	$-	$40,500
Common stock cancelled	-	-	20,500
Contributed capital from forgiveness of debt of a related party	498,432	-	498,432

The accompanying notes are an integral part of these financial statements.

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010 and December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2009 audited financial statements.  The results of operations for the period ended June 30, 2010 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010 and December 31, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset de-recognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Through June 30, 2010, the Company has borrowed $80,300 from a related party to fund continuing operations.  This note bears no interest, is due on demand and in uncollateralized.

On June 1, 2009 the Company entered into an employment agreement with its CEO.  Under the agreement, the Company has agreed to pay $200,000 per year and a bonus of up to 50% of the annual pretax earnings before depreciation and amortization, subject to a maximum of $100,000.  As of June 30, 2010 and December 31, 2009, the Company has accrued $250,000, and $200,000 of salary in conjunction with this agreement.  Unpaid salary does not accrue interest.

On May 21, 2010 the Company accepted the resignations of Fortunato Villamagna and David Taylor. On the same date, David Taylor forgave all debts owed by the Company to Mr. Taylor both personally and on behalf of Energetic Systems LLC.  On the same date, Fortunato Villamagna forgave all debts owed by the Company to Dr. Villamagna.  Both Mr. Taylor and Dr. Villamagna agreed to hold the Company harmless.

On July 30, 2010, the Board of Directors of the Company appointed Bill Herndon and Paul Liebman to serve on the Board of Directors of the Company.  Bill Herndon has over 20 years of experience in all phases of the oil and gas industry including capital investment and analysis, project management and structuring, acquisition and development of oil and gas wells, exploration and drilling and completion management.  His family has been in the oil and gas industry since the 1930’s, mainly operating in Oklahoma, Kansas and Texas.

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010 and December 31, 2009

NOTE 4 – RELATED PARTY TRANSACTIONS (CONTINUED)

Mr. Herndon is the sole member of Jett Rink Oil, LLC.  Since December 2005 Mr. Herndon has been the President and sole member of Tiger Oil and Gas, LLC.  In 1990 Mr. Herndon participated in the wildcat play called State Line Field in Kansas.  The field has produced over one million barrels of oil to date.  He has raised over $25 million since 2007 from hedge funds and industry partners for various production acquisitions, in-field drilling programs, and new oil and gas development projects.  Mr. Herndon has also managed the leasing of over 100,000 acres in the last two years for 12 different projects and conducted seismic programs for approximately 80,000 acres on these projects in addition to managing the initial drilling programs on these projects.  Mr. Herndon successfully funded the acquisition of a field with industry groups and working interest partners that has produced out of multiple zones with total cumulative production of 3,500,00 barrels of oil and 40 billion cubic feet of gas.  The field is currently producing 40 barrels of oil per day and 300,000 mcf per day.  Mr. Herndon received a Bachelors Degree in Business from Wichita State University.  Mr. Herndon’s strong business skills and experience in the oil and gas industry will be of particular value to the Board of Directors.

Paul Liebman has over 20 years of management, finance and marketing experience and has managed large proactive sales teams. Mr. Liebman is currently an Executive Director at Oppenheimer & Co., New York and has served as a First Vice President with the Portfolio and Wealth Management Division at Morgan Stanley Smith Barney, New York for ten years. His clientele are some of the largest institutions throughout the world, representing assets from $500 million to more than $85 billion. Mr. Liebman has successfully grown major nationwide businesses through strategic planning and innovative marketing and sales programs. Mr. Liebman is a proven, skilled executive with experience in leading  fast-growing companies in many industries. Mr. Liebman co-founded ERA Aleet Realty Inc. where he grew the company from a start-up to over $100 million in property sales. These sales represented over $5 million in annual revenue in less than 24 months with a staff of over 105 employees. Mr. Liebman served as President of Allied Referral and Relocation Inc. where he conducted daily business with many leading Fortune 500 companies.  Mr. Liebman holds a Bachelor of Science Degree from The University of Maryland in Urban Studies and minors in both Finance and Marketing.  Mr. Liebman’s management, finance and marketing experience will provide valuable expertise to the Board of Directors

Bill Herndon is the sole member of Jett Rink.  Mr. Herndon and Jett Rink are parties to the Exchange Agreement described in Item 1.01 above, pursuant to which at the closing of the Exchange Agreement Mr. Herndon will receive approximately 10,000,000 shares of the Company’s Common Stock.  There are no related party transactions between the Company and Mr. Liebman that are reportable under Item 404(a) of Regulation S-K.

Neither Mr. Herndon nor Mr. Liebman have previously held any positions with the Company.  Neither Mr. Herndon nor Mr. Liebman have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Neither Mr. Herndon nor Mr. Liebman have been named at the time of this Current Report, to any committee of the Board of Directors.

UTeC, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010 and December 31, 2009

NOTE 5 - SUBSEQUENT EVENTS

On July 29, 2010, the Company entered into an Exchange Agreement with Jett Rink Oil, LLC, a Kansas limited liability company (“Jett Rink”) and Bill Herndon, the sole member of Jett Rink, pursuant to which the Company agreed to acquire from Bill Herndon all of the membership interest in Jett Rink in exchange for approximately 10,000,000 shares of the Company’s Common Stock.  Jett Rink is involved in the business relating to the exploration, development and production of oil and gas in the United States.

On August 20, 2010, UTEC, Inc. entered into a Plan of Merger merging Tiger Oil and Energy, Inc. into UTEC, Inc..  Tiger Oil and Energy, Inc., a Nevada corporation (“Tiger Oil and Energy”), was a wholly owned subsidiary of UTEC, Inc., a Nevada corporation (“UTEC”).    UTEC was the corporation surviving the Merger and changed its name to “Tiger Oil and Energy, Inc.”   The Merger was effective on September 7, 2010, after filing articles of merger providing for the Merger with the Nevada Secretary of State.

On September 28, 2010, Tiger Oil and Energy, Inc. (formerly UTEC) closed its Exchange Agreement with Jet Rink Oil, LLC, making Jet Rink Oil a wholly owned subsidiary of Tiger Oil and Energy.    The officers of Tiger immediately prior to the Effective Time are the officers of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.   The directors of Tiger immediately prior to the Effective Time are the directors of Tiger as of and after the Effective Time, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.  At the Effective Time, all of the outstanding shares of common stock, par value $0.001 per share, of Tiger Oil and Energy held by UTEC, which represent all of the issued and outstanding securities of Tiger Oil and Energy, were cancelled.  No shares of UTEC are to be issued.

At the closing of the Exchange Agreement, Jett Rink became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of Jett Rink.

Independent Auditors’ Report

To the Member and Management
Jett Rink Oil, LLC

We have audited the accompanying balance sheets of Jett Rink Oil, LLC (“the Company” or “Jett Rink”)(a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, changes in member equity, and cash flows for the years then ended and for the period from January 1, 2008 (Inception) through December 31, 2009.  These financial statements are the responsibility of Jett Rink’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jett Rink Oil, LLC as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and the period from Inception through December 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Jett Rink Oil, LLC will continue as a going concern.  As discussed in Note 2 to the financial statements, Jett Rink Oil, LLC.’s minimal cash flow from operations, projected costs of capital improvements of the its wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/S/ PMB Helin Donovan, LLP

Houston, Texas
August 18, 2010

Jett Rink Oil, LLC
(A Development Stage Company)
Balance Sheets
As of December 31,

	2009	2008
ASSETS
Current assets:	$-	$-

Oil and gas properties (full cost method)
Proved properties, net of accumulated depletion, depreciation and amortization of $1,150 and $735, respectively	26,971	27,386

Total assets	$26,971	$27,386

LIABILITIES AND MEMBER EQUITY
Current liabilities:	$-	$-

Asset retirement obligation	644	599

Total liabilities	644	599

Member equity	26,327	26,787

Total liabilities and member equity	$26,971	$27,386

The accompanying notes are an integral part of these financial statements

Jett Rink Oil, LLC
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2009 and 2008
and for the period from January 1, 2008 (Inception) through December 31, 2009

	Year	Year	Inception
	Ended	Ended	Through
	December 31,	December 31,	December 31,
	2009	2008	2009

REVENUES - OIL AND GAS	$1,608	$6,669	$8,277

DIRECT OPERATING EXPENSES
Lease operating expenses	115	523	638
Depletion, depreciation and amortization	415	735	1,150
Accretion expense	45	38	83
Total direct operating expenses	575	1,296	1,871

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	1,033	5,373	6,406

INCOME TAX EXPENSE	-	-	-

NET INCOME	$1,033	$5,373	$6,406

NET INCOME PER SHARE
Basic & Diluted	$1,033	$5,373	$6,406

The accompanying notes are an integral part of these financial statements.

Jett Rink Oil, LLC
(A Development Stage Company)
 Statements of Changes in Member Equity
 For the period from January 1, 2008 (Inception) through December 31, 2009

	Member Units
	Units	Amount	Total
Balance at January 1, 2008	$-	$-	$-

Contributions of working interests from member	1	27,560	27,560

Distributions	-	(6,146)	(6,146)

Net income	-	5,373	5,373

Balance at December 31, 2008	$1	$26,787	$26,787

Distributions	-	(1,493)	(1,493)

Net income	-	1,033	1,033

Balance at December 31, 2009	$1	$26,327	$26,327

The accompanying notes are an integral part of these financial statements

Jett Rink Oil, LLC
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008
and for the period from January 1, 2008 (Inception) through December 31, 2009

	Year	Year	Cumulative
	Ended	Ended	Through
	December 31,	December 31,	December 31,
	2009	2008	2009

Cash flows from operating activities:
Net income	$1,033	$5,373	$6,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	415	735	1,150
Accretion expense	45	38	83
Net cash provided by operating activities	1,493	6,146	7,639
Cash flows from financing activities:
Distributions to member	(1,493)	(6,146)	(7,639)
Net cash used in financing activities	(1,493)	(6,146)	(7,639)
Net change in cash and cash equivalents	-	-	-
Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-

Supplemental Disclosure:
Non-cash contribution of capital	$-	$27,560	$27,560

The accompanying notes are an integral part of these financial statements

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Jett Rink Oil, LLC (the “Company”) was organized as a Limited Liability Company (“LLC”) on January 11, 2010 under the laws of the State of Kansas.

Jett Rink has been engaged in the exploration, development, exploitation and production of oil and natural gas.  Jett Rink sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State Oklahoma. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of Jett Rink to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

During 2009 and 2008, Jett Rink’s sole owner held a working interest on two leases located in Creek County, Oklahoma. Jett Rink does not operate these wells. There are two wells on the property named Shilo #1 and Shilo #2 of which the Company holds working interests of 11% and 7.5%, respectively. On March 10, 2010, the sole owner of Jett Rink Oil, LLC contributed by assignment of their working interests in these two wells to Jett Rink in anticipation of participating in a merger with the SEC reporting entity UTEC, Inc. (“UTEC”).  Jett Rink, as an operating entity, is required to present two years of audited financial statements in conjunction with an initial SEC filing of it or its acquirer. Jett Rink does not qualify for the limited reporting normally afforded an entity acquiring a working interest from a separate operating entity as there was no change in control with respect to these properties in the assignment form Jet Rink’s sole member to Jet Rink. Accordingly, Jett Rink is presenting a full set of financial statements for these working interest properties for the preceding two years to comply with the business combination reporting requirements of the Securities and Exchange Commission in its regulation SX financial statement requirements.

The wells were valued at their historical cost and recorded as the member’s initial capital contribution.  The accompanying financial statements reflect the historical revenues and direct operating expenses related to the wells.  All net cash proceeds from the wells’ production are treated as member distributions.

Basis of Presentation and Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosures of revenues and expenses for the reported year.  Actual results may differ from those estimates.

Revenues and direct operating expenses of the Creek County, OK properties represent members’ interest in the properties acquired for the periods prior to the closing date and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Development Stage Company

As of December 31, 2009 and 2008 respectively, Jett Rink has not produced a sustainable positive cash flow from its oil and gas operations. Accordingly, Jett Rink’s activities have been presented as development stage activities with the statements of revenues and expenses, changes in members’ equity and cash flows reflecting all activity on a cumulative basis for the periods presented. Cumulative amounts are not necessarily since inception as Jet Rink, as a legal entity, was actually formed subsequent to the required reporting periods.  The cumulative basis was adopted to comply with the substance of the development stage reporting requirements. Jett Rink will continue to present its financial statements as development stage activities until such time that Jett Rink’s operations have generated significant revenues.

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

Oil and Gas Properties

Jett Rink follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

Ceiling Test

In applying the full cost method, Jett Rink performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2009 and 2008 no impairment of oil and gas properties was recorded.

Asset Retirement Obligation

Jett Rink follows FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO.

The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate.

Income Taxes

Jett Rink is a disregarded entity for Federal and state income tax purposes. Jett Rink’s income or loss, which may differ considerably from income or loss reported for financial reporting purposes, is passed through to the federal income tax returns of its member. As such, no federal income tax for these entities has been provided for in the accompanying financial statements. Jett Rink is subject to franchise tax obligations in Kansas and state tax obligations in Oklahoma.

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

Concentration

Jet Rink sold all of its oil production to one customer in 2009 and 2008 and all of its natural gas production in 2009 and 2008 to one separate customer.

Revenue and Cost Recognition

We use the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which Jett Rink is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred.

Loss per share

Basic earnings per share amounts are calculated based on the weighted average number of member units outstanding during each period. Diluted earnings per share are based on the weighted average numbers of member units outstanding for the periods, including dilutive effects of equity options, warrants and other convertible instruments. Jett Rink did not have any dilutive securities outstanding during the years ended December 31, 2009 and 2008, and as Jet Rink is a single member LLC, all per share information has been presented on the basis of a single unit of ownership.

New Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards Codification, (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Following SFAS 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU’s). The FASB will not consider ASU’s as authoritative in their own right; rather these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles. We will adopt SFAS No. 168 in the first quarter of fiscal 2010, and the Company will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (ASC 855), to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855 is effective for interim and annual reporting periods ending after June 15, 2009. Jett Rink adopted the provisions of FASB ASC 855 for the year ended December 31, 2009. There was no impact on Jett Rink’s operating results, financial position or cash flows.

On December 31, 2008, the SEC published the final rules and interpretations updating its oil and gas reporting requirements. Many of the revisions are updates to definitions in the existing oil and gas rules to make them consistent with the petroleum resource management system, which is a widely accepted standard for the management of petroleum resources that was developed by several industry organizations. Key revisions include changes to the pricing used to estimate reserves utilizing a 12-month average price rather than a single day spot price which eliminates the ability to utilize subsequent prices to the end of a reporting period when the full cost ceiling was exceeded and subsequent pricing exceeds pricing at the end of the reporting period, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, and permitting disclosure of probable and possible reserves. The SEC will require companies to comply with the amended disclosure requirements for registration statements filed after January 1, 2010, and for annual reports on Form 10-K for fiscal years ending on or after December 15, 2009. Early adoption is not permitted. We have adopted the provisions of this pronouncement.

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

Jett Rink currently utilizes production revenues to fund their operating expenses incurred during the development stage.  Jett Rink’s minimal cash flows from operations, projected cost of capital improvements of the Shilo wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern.  Jett Rink plans to use additional equity financing through fiscal year 2010 to fund potential acquisitions and business expansion.  Jett Rink believes that it has the ability to fund its operations through December 2010.

NOTE 3 - MEMBERS’ EQUITY

Jett Rink had a single member of the years ended December 31, 2008 & 2009. All net income earned during 2008 and 2009 was allocated to Jett Rink’s sole member.  During the year ended December 31, 2009 and 2008, the company generated cash flows from operations of $1,493 and $6,146, which were all distributed to the sole member.

NOTE 4 – RELATED PARTY TRANSACTIONS

Substantially all of Jett Rink’s transactions during the years ended December 31, 2008 & 2009 were executed by its sole member with non-related parties. No revenues or expenses were transacted with related parties; however, all cash transactions were executed through the accounts of its sole member.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Jett Rink is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

NOTE 6 – SUPPLEMENTAL INFORMATION ON OIL & GAS RESERVES

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Jett Rink retained Mr. Richard Mooney, independent third-party reserve engineer, to perform an independent evaluation of proved, possible and probable reserves as of December 31, 2008 and 2009. Results of drilling, testing and production subsequent to the date of the estimates may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. All of the reserves are located in the United States.

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

Total reserves are classified by degree of proof as proved, probable, or possible. These classifications are in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. A description of reserve classifications are as follows:

Proved oil and gas reserves— Proved oil and gas reserves are those quantities of oil and gas which by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulation—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Probable reserves —Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

Possible reserves —Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

The following reserve schedule was developed by Jett Rink and sets forth the changes in estimated quantities for total reserves of Jett Rink during the years ended December 31, 2009 and 2008, and proved reserves for the year ending December 31, 2009:

	Crude Oil and Condensate (BBL)	Natural Gas (Millions of Cubic Feet)
Balance at January 1, 2008 (Inception)	38	103,074
Extensions, discoveries and other additions	-	-
Production	(10)	(2,837)
Balance December 31, 2008	28	100,237
Extensions, discoveries and other additions	-	0
Production	-	(1,609)
Balance December 31, 2009	28-	98,628

Standardized Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from Jett Rink’s estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of Jett Rink’s oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves for the years ended December 31, 2009 and 2008. The standardized measure of future net cash flows for the years ended December 31, 2009 and 2008 is calculated using the price received by the seller as of the end of the year. The prices were $3.00 per mcf and $61 per barrel for the year ended December 31, 2009.  The prices were $3.00 per mcf and $99 per barrel for the year ended December 31, 2008.

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

The information for the reserves for the years ended December 31, 2009 and 2008 is as follows:

	2009	2008

Future cash inflows	$55,430	$57,038

Future production costs	(7,757)	(7,872)

Future development costs	(1,000)	(1,000)

Future tax expense	-	-

Future net cash flows	46,673	48,166

10% annual discount	(15,729)	(15,729)

Standardized measure	$30,944	$32,437

The following table sets forth the principal sources of change in discounted future net cash flows for the reserves for the period from December 31, 2008 to December 31, 2009 is as follows:

	2009	2008
Balance at beginning of period	$32,437	$38,583
Extensions, discoveries and improved property	115	523
Sales of oil and gas produced, net	(1,608)	(6,669)
Net Changes in prices and productions cost	-	-

Ending balance	$30,944	$32,437

NOTE 7 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the years ended December 31, 2009 and 2008:

	2009	2008

Asset retirement obligations, beginning of period	$599	$561
Revisions in estimated liabilities	-	-
Abandonment costs	-	-
Accretion expense	45	38
Asset retirement obligations, end of period	$644	$599

 Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

The Company does not maintain an escrow agreement or performance bond to assure the administration of the plugging and abandonment obligations assumed by Jett Rink in connection with the contribution of working interests by its sole member.

NOTE 8 – SUBSEQUENT EVENTS

Jett Rink has evaluated and disclosed subsequent events through August 18, 2010, the date the financial statements were available for issuance and noted the following subsequent events.

On July 29, 2010, Jett Rink entered into a share exchange agreement with UTEC, Inc. (“UTEC”), a Nevada corporation whereby the Company acquired 10,000,000 shares of UTEC in exchange for all membership units of the Company.  UTEC is a public reporting “shell company”, as defined by Rule 12b-2 of the Securities Exchange Act of 1934.  Upon closing of the transaction, Jett Rink will become a wholly owned subsidiary of UTEC.

Independent Accountants’ Report

To the sole Member and Manager
Jett Rink Oil, LLC:

We have reviewed the accompanying balance sheet of Jett Rink Oil, LLC (the “Company”) (a development stage company) as of June 30, 2010 and 2009, and the related statements of operations, member’s equity and cash flows for the six months then ended, and for the period from January 1, 2008 (Inception) through June 30, 2010 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Jett Rink Oil, LLC will continue as a going concern.  As discussed in Note 2 to the financial statements, Jett Rink Oil, LLC.’s minimal cash flow from operations, projected costs of capital improvements of the its wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning this matter are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

/S/ PMB Helin Donovan, LLP

Houston, Texas
August 18, 2010

Jett Rink Oil, LLC
(A Development Stage Company)
Balance Sheets

	June 30,	December 31
	2010	2009
ASSETS
Current assets:	$-	$-

Oil and gas properties (full cost method)
Proved properties, net of accumulated depletion, depreciation and amortization of $1,166 and $1,150, respectively	26,955	26,971

Total assets	$26,955	$26,971

LIABILITIES AND MEMBER EQUITY

Accounts payable	$6,050	$-
Due to related party	700	-
Total current liabilities	6,750	-

Asset retirement obligation	676	644

Total liabilities	7,426	644

Member equity	19,529	26,327

Total liabilities and member equity	$26,955	$26,971

The accompanying notes are an integral part of these financial statements.

Jett Rink Oil, LLC
(A Development Stage Company)
Statements of Operations
For the six months ended June 30, 2010 and 2009
and for the period from January 1, 2008 (Inception) through June 30, 2010

	Six Months	Six Months	Cumulative
	Ended	Ended	Through
	June 30	June 30	June 30,
	2010	2009	2010

REVENUES - OIL AND GAS	$333	$304	$8,610

DIRECT OPERATING EXPENSES
Lease operating expenses	23	21	661
Depletion, depreciation and amortization	16	208	1,166
Accretion expense	32	23	115
Total direct operating expenses	71	252	1,942

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	262	52	6,668

General and administrative expenses	12,250	-	12,250

INCOME (LOSS) BEFORE TAXES	(11,988)	52	(5,582)

INCOME TAX EXPENSE	-	-	-

NET INCOME (LOSS)	$(11,988)	$52	$(5,582)

NET INCOME (LOSS) PER SHARE

Basic & Diluted	$(11,988)	$52	$(5,582)

The accompanying notes are an integral part of these financial statements.

Jett Rink Oil, LLC
(A Development Stage Company)
Statements of Changes in Member Equity
for the period from January 1, 2008 (Inception) through June 30, 2010

	Member Units
	Units	Amount	Total

Balance at January 1, 2008	-	$-	$-

Contributions of working interests from member	1	27,560	27,560

Distributions	-	(6,146)	(6,146)

Net income	-	5,373	5,373

Balance at December 31, 2008	1	$26,787	$26,787

Distributions	-	(1,493)	(1,493)

Net income	-	1,033	1,033

Balance at December 31, 2009	1	$26,327	$26,327

Contribution from member	-	5,500	5,500

Distributions	-	(310)	(310)

Net loss	-	(11,988)	(11,988)

Balance at June 30, 2010	1	$19,529	$19,529

The accompanying notes are an integral part of these financial statements

Jett Rink Oil, LLC
(A Development Stage Company)
Statements of Cash Flows
For the six months ended June 30, 2010 and 2009
and for the period from January 1, 2008 (Inception) through June 30, 2010

	Six Months	Six Months	Inception
	Ended	Ended	Through
	June 30	June 30	June 30
	2010	2009	2010

Cash flows from operating activities:
Net income (loss)	$(11,988)	$52	$(5,582)
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depletion, depreciation and amortization	16	208	1,166
Accretion expense	32	23	115
Changes in assets and liabilities
Accounts payable	6,050	-	6,050
Net cash provided by (used in) operating activities	(5,890)	283	1,749
Cash flows from financing activities:
Contribution from member	5,500	-	5,500
Distributions to member	(310)	(283)	(7,949)
Advance from related party	700	-	700
Net cash provided by (used) in financing activities	5,890	(283)	(1,749)
Net change in cash and cash equivalents	-	-	-
Cash and cash equivalents at beginning of period	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-

Supplemental Disclosure:
Non-cash contribution of capital	$-	$-	$27,560

The accompanying notes are an integral part of these financial statements

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Six Months Ended June 30, 2010 and 2009

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Jett Rink Oil, LLC (the “Company”) was organized as a Limited Liability Company (“LLC”) on January 11, 2010 under the laws of the State of Kansas.

Jett Rink has been engaged in the exploration, development, exploitation and production of oil and natural gas.  Jett Rink sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State Oklahoma. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of Jett Rink to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

Jett Rink prepared these financial statements according to the instructions for Form 10-Q. Therefore, the financial statements do not include all disclosures required by generally accepted accounting principles. However, Jett Rink has recorded all transactions and adjustments necessary to fairly present the financial statements included in this Form 10-Q. The adjustments made are normal and recurring. The following notes describe only the material changes in accounting policies, account details or financial statement notes during the first six months of 2010. Therefore, please read these financial statements and notes to the financial statements together with the audited financial statements and notes thereto located elsewhere in this filing for the year ended December 31, 2009. The income statement for the six months ended June 30, 2010 cannot necessarily be used to project results for the full year.

Impairment of oil and gas properties

Impairment analysis is performed on an ongoing basis. In addition to using estimates of oil and gas reserve volumes in conducting impairment analysis, it is also necessary to estimate future oil and gas prices and costs, considering all available evidence at the date of review. The impairment evaluation triggers include a significant long-term decrease in current and projected prices or reserve volumes, an accumulation of project costs significantly in excess of the amount originally expected and historical and current negative operating losses. Although we evaluate future oil and gas prices as part of the impairment analysis, we do not view short-term decreases in prices, even if significant, as impairment triggering events.

Loss per share

Basic earnings per share amounts are calculated based on the weighted average number of member units outstanding during each period. Diluted earnings per share is based on the weighted average numbers of member units outstanding for the periods, including dilutive effects of equity options, warrants and other convertible instruments. Jett Rink did not have any dilutive securities outstanding during the six months ended June 30, 2010 and 2009 or during the cumulative period through June 30, 2010.

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

Jett Rink currently utilizes production revenues to fund their operating expenses incurred during the development stage.  Jett Rink’s minimal cash flows from operations, projected cost of capital improvements of the Shilo wells, and its projected operating losses to be incurred during the development stage raise substantial doubt about its ability to continue as a going concern.  Jett Rink plans to use additional equity financing through fiscal year 2010 to fund potential acquisitions and business expansion.  Jett Rink believes that it has the ability to fund its operations through June 2011

Jett Rink Oil, LLC
(A Development Stage Company)
Notes to the Financial Statements
For the Six Months Ended June 30, 2010 and 2009

NOTE 3 - MEMBERS’ EQUITY

Jett Rink had a single member during the cumulative period through June 30, 2010. All net income and losses earned during the cumulative period from inception was allocated to Jett Rink’s sole member. During the six months ended June 30, 2010, the sole member made a capital contribution to Jett Rink to fund consulting and professional fees incurred.  During the six months ended June 30, 2010 and 2009, Jett Rink made distributions of $310 and $283 to its sole member, which was generated from the net operating results of their working interests in Shilo #1 and Shilo #2.

NOTE 4 – RELATED PARTY TRANSACTIONS

Substantially all of Jett Rink’s transactions during the cumulative period through June 30, 2010 were executed by its sole member with non-related parties. No revenues or expenses were transacted with related parties; however, all cash transactions were executed through the accounts of its sole member.   During the six month period ended June 30, 2010, Jett Rink received a $700 advance from a related party, which was used to fund consulting expenses incurred.

NOTE 5 – SUBSEQUENT EVENTS

Jett Rink has evaluated and disclosed subsequent events through August 18, 2010, the date the financial statements were available for issuance and noted the following subsequent events.

On July 29, 2010, Jett Rink entered into a share exchange agreement with UTEC, Inc. (“UTEC”), a Nevada corporation whereby the Company acquired 10,000,000 shares of UTEC in exchange for all membership units of the Company.  UTEC is a public reporting “shell company”, as defined by Rule 12b-2 of the Securities Exchange Act of 1934.  Upon closing of the transaction, Jett Rink will become a wholly owned subsidiary of UTEC.

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Tiger Oil and	Jett
	Energy, Inc.	Rink				Adjusted
	(fka UTEC, Inc.)	Oil, LLC	Combined	ProForma		ProForma
	December 31, 2009		Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$9,453	$-	$9,453	$-		$9,453

Total Current Assets	9,453	-	9,453	-		9,453

Property and Equipment	328,427	-	328,427	-		328,427

Other Assets
Oil and Gas Properties	-	26,971	26,971	500,000	[1]	500,000
				(26,971)	[2]

Total Other Assets	-	26,971	26,971	473,029		500,000

TOTAL ASSETS	$337,880	$26,971	$364,851	$473,029		$837,880

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$550,716	$-	$550,716	$-		$550,716
Related Party Payable	80,535	-	80,535	-		80,535
Notes Payable	240	-	240	-		240

Total Current Liabilities	631,491	-	631,491	-		631,491

Long-Term Liabilities:
Asset Retirement Obligation	-	644	644	-		644

Total Long-Term Payables	-	644	644	-		644

Total Liabilities	631,491	644	632,135	-		632,135

Stockholders’ Equity:
Preferred Stock	42	-	42	-		42
Common Stock	34,118	-	34,118	10,000	[1]	44,118
Additional Paid-in Capital	2,639,115	-	2,639,115	490,000	[1]	3,127,438
				(1,677)	[2]
Members Equity	-	25,294	25,294	(25,294)	[2]	-
Accumulated Deficit	(2,966,886)	1,033	(2,965,853)	-		(2,965,853)

Total Stockholders’ Equity	(293,611)	26,327	(267,284)	473,029		205,745

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$337,880	$26,971	$364,851	$473,029		$837,880

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Tiger Oil and	Jett
	Energy, Inc.	Rink			Pro-Forma
	(fka UTEC, Inc.)	Oil, LLC			Adjusted
	For the Year	For the Year	Combined	Pro Forma	Combined
	December 31, 2009		Totals	Adjustments AJE	Totals

REVENUES	$-	$1,608	$1,608	$-	$1,608

OPERATING EXPENSES

Impairment of assets	121,242	-	121,242	-	121,242
Lease operating expenses	-	115	115	-	115
Depletion, depreciation and amortization	-	415	415	-	415
Accretion expense	-	45	45	-	45
General and administrative	729,550	-	729,550	-	729,550

Total Costs and Expenses	850,792	575	851,367	-	851,367

OPERATING LOSS	(850,792)	1,033	(849,759)	-	(849,759)

OTHER INCOME (EXPENSE)

Interest expense	-	-	-	-	-

Total Other Income (Expense)	-	-	-	-	-

Loss Before Taxes	(850,792)	1,033	(849,759)	-	(849,759)

INCOME TAX PROVISION (BENEFIT)	170,800	-	170,800	-	170,800

NET LOSS FROM CONTINUING OPERATIONS	$(1,021,592)	$1,033	$(1,020,559)	$-	$(1,020,559)

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-In	Members	Accumulated
	Shares	Amount	Shares	Amount	Capital	Equity	Deficit	Total

Balance, December 31, 2009 (Tiger Oil and Energy, Inc. pre-mer	42,013	$42	34,118,159	$34,118	$2,639,115	$-	$(1,945,294)	$727,981

Balance, December 31, 2009 (Jett Rink Oil LLC pre-merger)	-	-	-	-	-	25,294	-	25,294

Issuance of 10,000,000 shares of common stock to acquire 100%	-	-	10,000,000	10,000	488,323	(25,294)	-	473,029

Net (loss) for the year ended December 31, 2009	-	-	-	-	-	-	(1,020,559)	(1,020,559)

Consolidated Balance, December 31, 2009	42,013	$42	44,118,159	$44,118	$3,127,438	$-	$(2,965,853)	$205,745

Tiger Oil and Energy, Inc.
Adjusting Journal Entries
December 31, 2009

AJE 12.31.2009		DR	CR

[1]	Oil and Gas Properties	500,000		Issuance of 10,000,000 shares of common stock pursuant to
	Common stock		10,000	exchange agreement valued at $0.05 per share
	Additional paid-in capital		490,000

[2]	Members equity	25,294		Elimination of subsidiary equity pursuant to purchase accounting
	Oil and Gas Properties		26,971
	Additional paid-in capital	1,677

TOTAL		526,971	526,971

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Tiger Oil and	Jett
	Energy, Inc.	Rink				Adjusted
	(fka UTEC, Inc.)	Oil, LLC	Combined	ProForma		ProForma
	June 30, 2010		Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$212	$-	$212	$-		$212
Other Current Assets	-	-	-	-		-

Total Current Assets	212	-	212	-		212

Property and Equipment	328,013	-	328,013	-		328,013

Other Assets
Oil and Gas Properties	-	26,955	26,955	500,000	[1]	500,000
				(26,955)	[2]

Total Other Assets	-	26,955	26,955	473,045		500,000

TOTAL ASSETS	$328,225	$26,955	$355,180	$473,045		$828,225

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Tiger Oil and	Jett
	Energy, Inc.	Rink				Adjusted
	(fka UTEC, Inc.)	Oil, LLC	Combined	ProForma		ProForma
	June 30, 2010		Totals	Adjustments	AJE	Totals
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$123,199	$6,050	$129,249	$-		$129,249
Related Party Payable	99,666	700	100,366	-		100,366
Notes Payable	240	-	240	-		240
Total Current Liabilities	223,105	6,750	229,855	-		229,855

Long-Term Liabilities:
Asset Retirement Obligation	-	676	676	-		676
Total Long-Term Payables	-	676	676	-		676

Total Liabilities	223,105	7,426	230,531	-		230,531

Stockholders’ Equity:
Preferred Stock	42	-	42	-		42
Common Stock	34,118	-	34,118	10,000	[1]	44,118
Additional Paid-in Capital	3,137,547	-	3,137,547	490,000	[1]	3,632,109
				4,562	[2]
Members Equity	-	31,517	31,517	(31,517)	[2]	-
Accumulated Deficit	(3,066,587)	(11,988)	(3,078,575)	-		(3,078,575)

Total Stockholders’ Equity	105,120	19,529	124,649	473,045		597,694

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$328,225	$26,955	$355,180	$473,045		$828,225

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Tiger Oil and	Jett
	Energy, Inc.	Rink				Pro-Forma Adjusted Combined
	(fka UTEC, Inc.)	Oil, LLC
	For the Six Months	For the Six Months	Combined	Pro Forma
	June 30, 2010		Totals	Adjustments	AJE	Totals
REVENUES	$-	$333	$333	$-		$333

OPERATING EXPENSES
Salaries and wages	83,333	-	83,333	-		83,333
Lease operating expenses	-	23	23	-		23
Depletion, depreciation and amortization	-	16	16	-		16
Accretion expense	-	32	32	-		32
General and administrative	16,259	12,250	28,509	-		28,509
Total Costs and Expenses	99,592	12,321	111,913	-		111,913

OPERATING LOSS	(99,592)	(11,988)	(111,580)	-		(111,580)

OTHER INCOME (EXPENSE)

Interest expense	(109)	-	(109)	-		(109)
Total Other Income (Expense)	(109)	-	(109)	-		(109)

Loss Before Taxes	(99,701)	(11,988)	(111,689)	-		(111,689)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(99,701)	$(11,988)	$(111,689)	$-		$(111,689)

Tiger Oil and Energy, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Additional
	Preferred Stock		Common Stock		Paid-In	Members	Accumulated
	Shares	Amount	Shares	Amount	Capital	Equity	Deficit	Total
Balance, June 30, 2010 (Tiger Oil and Energy, Inc. pre-merger)	42,013	$42	34,118,159	$34,118	$3,137,547	$-	$(2,966,886)	$204,821

Balance, June 30, 2010 (Jett Rink Oil LLC pre-merger)	-	-	-	-	-	31,517	-	31,517

Issuance of 10,000,000 shares of common stock to acquire
100% of the member units of Jett Rink Oil, LLC	-	-	10,000,000	10,000	494,562	(31,517)	-	473,045

Net (loss) for the six months ended June 30, 2010	-	-	-	-	-	-	(111,689)	(111,689)

Consolidated Balance, June 30, 2010	42,013	$42	44,118,159	$44,118	$3,632,109	$-	$(3,078,575)	$597,694

Tiger Oil and Energy, Inc.
Adjusting Journal Entries
June 30, 2010

AJE 6.30.2010		DR	CR

[1]	Oil and Gas Properties	500,000		Issuance of 10,000,000 shares of common stock pursuant to exchange agreement valued at $0.05 per share
	Common stock		10,000
	Additional paid-in capital		490,000

[2]	Members equity	31,517		Elimination of subsidiary equity pursuant to purchase accounting
	Oil and Gas Properties		26,955
	Additional paid-in capital		4,562

TOTAL		531,517	531,517

Exhibits

No.	Exhibits

3	Exchange Agreement (incorporated by reference to an exhibit to our current report on Form 8K filed on August 3, 2010).

3a	Amendment of Exchange Agreement (incorporated by reference to an exhibit to our current report on Schedule 14A filed on August 20, 2010).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER OIL AND ENERGY, INC.

By:	/s/ Kenneth B. Liebscher
Kenneth B. Liebscher, President and Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits

3	Exchange Agreement (incorporated by reference to an exhibit to our current report on Form 8K filed on August 3, 2010).

3a	Amendment of Exchange Agreement (incorporated by reference to an exhibit to our current report on Schedule 14A filed on August 20, 2010).